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                                                                    EXHIBIT 8.1

                                  SUBSIDIARIES

Bookham Technology, Inc., a Delaware corporation

     Ignis Optics, Inc., a Delaware corporation (100% owned by Bookham Technology, Inc.)

Bookham Technology KK, a Japanese corporation

Bookham (Canada), Inc., an Ottawa, Canada, corporation

     Bookham Exchange, Inc., a New Brunswick, Canada, corporation (100% owned by Bookham (Canada), Inc.)

Bookham (Switzerland) AG, a Swiss corporation

New Focus International Ltd., a Cayman Islands corporation

     New Focus Pacific (FFTZ) Co. Ltd., a People's Republic of China corporation (100% owned by New Focus International Ltd.)

     New Focus Pacific (SHIP) Co. Ltd., a People's Republic of China corporation (100% owned by New Focus International Ltd.)

New Focus, Inc., a Delaware corporation

     JCA Technology, Inc., a California corporation (100% owned by New Focus, Inc.)

     Focused Research, Inc., a California corporation (100% owned by New Focus, Inc.)

     New Focus FSC, Inc., a Barbados corporation (100% owned by New Focus, Inc.)

     New Focus GmbH, a German corporation (100% owned by New Focus, Inc.)

     Globe Y. Technology, Inc., a California corporation (100% owned by New Focus, Inc.)